UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/01/2005

VIROPHARMA INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number:  0-021699

DELAWARE	23-2789550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

397 Eagleview Boulevard, Exton, PA 19341
(Address of principal executive offices, including zip code)

610-458-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 1, 2005, ViroPharma Incorporated ("ViroPharma") and OSG Norwich Pharmaceuticals, Inc. ("OSG Norwich") entered into a Master Agreement (the "Master Agreement") and a Project Agreement (the "Project Agreement") related to the manufacture and packaging of Vancocin capsules finished product.

OSG Norwich and Eli Lilly & Co. ("Lilly") entered into an agreement related to the qualification with the United States Food and Drug Administration of the OSG Norwich site to manufacture Vancocin capsules finished product prior to ViroPharma's acquisition of Vancocin from Lilly in November 2004. OSG Norwich and Lilly, with ViroPharma's assistance, continue to work to qualify the OSG facility and ViroPharma estimates that the facility will be qualified during the first half of 2006. ViroPharma will begin to purchase Vancocin from OSG Norwich once the site has been qualified. Following such qualification, OSG Norwich will be ViroPharma's principal supplier of Vancocin, and ViroPharma will continue to purchase Vancocin from OSG Norwich for the five year (subject to renewal) term of the Project Agreement. ViroPharma may also continue to purchase Vancocin from Lilly until September 30, 2006, or a later date if the OSG Norwich site is not qualified by the FDA by September 30, 2006.

The Master Agreement contains the general ordering and commercial supply terms and conditions that will apply to each discrete project undertaken by the companies. The Project Agreement relates to the development of commercial validation batches of Vancocin and the manufacture of initial commercial lots of Vancocin. The Project Agreement also sets forth the specific economic terms for purchase of Vancocin finished product including price and minimum purchase requirements.

The Project Agreement also states that in the U.S., OSG Norwich will supply Vancocin exclusively to ViroPharma, except that OSG Norwich may continue to supply Product to Lilly to fulfill Lilly's needs in Canada. The Project Agreement also states that OSG Norwich shall not supply Vancocin, or any other product containing vancomycin hydrochloride, anywhere in the world to any third person other than to Lilly or its assignee for the supply of Vancocin in Canada.

Certain statements in this current report may contain forward-looking statements that involve a number of risks and uncertainties, including those relating to our efforts to increase manufacturing capacity and the timing of the qualification of manufacturing sites with the FDA. Our actual results could differ materially from those results expressed in, or implied by, these forward-looking statements. The commercialization of pharmaceutical products is subject to risks and uncertainties. There can also be no assurance that we will be successful in qualifying manufacturing sites in the time frames described in this current report or at all. Moreover, there can be no assurance that we will be successful in avoiding manufacturing, supply or distribution interruptions, which may result from, among other things, our ability to acquire adequate supplies of Vancocin to meet demand for the product, or difficulties encountered in qualifying a third party supply chain. Such interruptions may result in restrictions on our ability to acquire adequate supplies of Vancocin to meet demand for the product. These factors, and other factors, including, but not limited to those described in ViroPharma's current report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2005, could cause future results to differ materially from the expectations expressed in this current report. The forward-looking statements contained in this current report may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: December 01, 2005	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel